EXHIBIT 10.1





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                   AMENDMENT NUMBER 2 TO EMPLOYMENT AGREEMENT
                   ------------------------------------------


         AMENDMENT NUMBER 2 TO EMPLOYMENT AGREEMENT, dated as of May 23, 2005 by and between STEVEN MADDEN, LTD., a Delaware corporation (the "Company"), and RICHARD OLICKER, an individual residing at 57 Bacon Rd. Old Westbury, NY 11568 (the "Executive").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of January 3, 2001 (the "Employment Agreement");

         WHEREAS, the Company and the Executive entered into Amendment Number 1 to the Employment Agreement dated as of July 1, 2002 ("Amendment Number 1");

         WHEREAS, the Company and the Executive both desire to modify certain provisions of the Employment Agreement;

         WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement or Amendment Number 1 as applicable.

         NOW, THEREFORE, the parties mutually agree as follows:

         1. The first sentence of Section 2 "Duties; Exclusive Services; Best Efforts" of the Employment Agreement, as amended by Amendment Number 1 thereto, shall be deleted and replaced with the following:

                  Section 2. Duties; Exclusive Services; Best Efforts. The Executive shall perform all duties incident to the position of President and Chief Operating Officer as well as any other duties as may from time to time be assigned by the Chief Executive Officer, and agrees to abide by all By-laws, policies, practices, procedures or rules of the Company; provided, however, that the Board of Directors may appoint a new Chief Operating Officer of the Company, in which event, the Executive shall retain the position of President.

         2. Section 3 "Term of Employment; Vacation" of the Employment Agreement shall be deleted from the Employment Agreement and replaced with the following provision:
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                  Section 3.   Term of Employment; Vacation.
                               -----------------------------

                  (a) Unless extended in writing by both the Company and the Executive, the term of the Executive's employment shall be for a period commencing on July 1, 2002 and ending on December 31, 2005, subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof (the "Term").

                  (b) The Executive shall be entitled to four (4) weeks vacation during each full calendar year of the Term.

         3. Section 4.1 "Salary" of the Employment Agreement shall be amended by adding the following sentence to the end thereof:

                           Notwithstanding the foregoing, the parties acknowledge and agree that for the period from January 1, 2005 through the end of the Term, the Base Salary shall be Four Hundred Fifty Three Thousand Seven Hundred Forty Seven ($453,747.00) per annum, less such deductions as shall be required to be withheld by applicable law and regulations.

         4. Subsection (a) of Section 4.3 "Performance Bonuses" of the Employment Agreement shall be shall be deleted from the Employment Agreement and replaced with the following provision:

                  (a) The Executive shall be entitled to receive a cash performance bonus for the calendar year 2005 (though due and owing following the expiration of the Term) based upon the Company's net earnings before the payment of interest expenses and taxes and deductions for depreciation ("EBIT-D") as reflected in the Company's annual report on Form 10-K (or its annual financial statements in the event that the Company no longer prepares annual reports on form 10-K). On or prior to April 15, 2006, the Company shall pay to the Executive a cash performance bonus equal to four percent (4%) of the amount by which the aggregate EBIT-D for the fiscal year ending December 31, 2005 exceeds EBIT-D for the fiscal year ending December 31, 2004 (the "Annual Cash Bonus"). The Annual Cash Bonus for the fiscal year ending December 31, 2005 shall be pro-rated for the period of the Executive's employment during that period. For example, if EBIT-D for the year ending December 31, 2005 equals $20,000,000, and EBIT-D for the year ending December 31, 2004 was $15,000,000, the Executive would be entitled to receive an Annual Cash Bonus equal to $200,000 ($20,000,000
         - $15,000,000 = $5,000,000 x .04 = $200,000).

         5. Subsection (b) of Section 4.3 "Performance Bonuses" of the Employment Agreement shall be deleted from the Employment Agreement.

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         6.       Subsection (c) of Section 4.3 "Performance Bonuses" of the
Employment Agreement shall be deleted from the Employment Agreement and replaced with the following provision:

                  (c) In lieu of the Option Bonus contemplated by the original Section 4.3(c) of the Employment Agreement, as amended by Amendment Number 1 thereto, upon execution of Amendment Number 2 to this Agreement, the Company shall deliver to the Executive a check payable in the amount of Three Hundred Seventy Three Thousand Dollars ($373,000.00), less such deductions as shall be required to be withheld by applicable law and regulations. This payment represents Two Dollars ($2.00) for each of the stock options to purchase 186,713 shares of Common Stock earned as Option Bonus referenced in such Section 4.3(c).

         7. Subsection (d) of Section 4.3 "Performance Bonuses" of the Employment Agreement shall be deleted from the Employment Agreement.

         8. Subsection (e) of Section 4.3 "Performance Bonuses" of the Employment Agreement shall be deleted from the Employment Agreement.

         9.       The following provision shall be added as subsection (f) of
Section 4.3 of the Employment Agreement:

                  (f) In addition to the foregoing compensation and benefits, the Executive shall be entitled to a discretionary bonus, if any, to be determined solely by the Board of Directors, to be paid at the end of the Term or as soon as reasonably practicable thereafter.

         10. Section 4.6 "Amendment Number 1 Signing Bonus" of the Employment Agreement shall be deleted from the Employment Agreement.

         11. All other provisions of the Employment Agreement including the amendments reflected previously in Amendment Number 1 shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       STEVEN MADDEN, LTD.


                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Name:  Jamieson A. Karson
                                           Title: Chief Executive Officer


                                           /s/ RICHARD OLICKER
                                           -------------------------------------
                                           Richard Olicker



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